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                                                                       EXHIBIT 5



                                 March 9, 1998


Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA  94103



     Re:  Registration Statement for Offering of 90,349 Shares of Common Stock
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Ladies and Gentlemen:

     We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 90,349 shares of the common stock ("Common Stock") of Genesys Telecommunications Laboratories, Inc. (the "Company") issuable under the Forte Advanced Management Software, Inc. 1996 Stock Plan (the "Plan") as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP